Exhibit 2.2


                   AMENDMENT TO SECURITIES EXCHANGE AGREEMENT


         Amendment dated as of September 28, 2001 to the Securities Exchange Agreement dated September 17, 2001 (the "Original Agreement") by and between 1STOPSALE.COM HOLDINGS, INC., a Delaware corporation ("1STOP"), and the individuals whose names appear on the signature page hereof, each being a shareholder (the "Shareholders") of GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC., a Florida corporation ("Global").

         WHEREAS, the parties entered into the Original Agreement on September 17, 2001; and

         WHEREAS, the parties are desirous of amending the Original Agreement so as to modify certain terms contained therein,

         NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Original Agreement, the parties agree as follows:

         1. Certain Definitions.

                  (a) Except as otherwise provided in this agreement, all words and terms defined in the Original Agreement have the same meanings in this agreement as such defined words and terms are given in the Original Agreement.

                  (b) "Agreement" means the Original Agreement dated September 17, 2001, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

                  (c) "Amendment" means this agreement dated as of September 28, 2001.

         2.  Capitalization.  This  paragraph  is amended  to replace  the words
".....approve a 1 for 10 reverse common stock split" on the seventh line of this paragraph with "..... approve a 1 for 20 reverse common stock split."

         3. Effect of Original Agreement. Except as supplemented and amended by this Amendment as such conforming as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.

         This Amendment has been fully authorized and approved by all parties to the Original Agreement.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                    1STOPSALE.COM HOLDINGS, INC.


                                    By:
                                       --------------------------------
                                       Donald R. Mastropietro
                                       President and Sole Director


                                    GLOBAL ENERGY & ENVIRONMENTAL RESEARCH, INC.


                                    By:
                                       --------------------------------
                                       Richard E. Wiles
                                       President and Director



   THE PRINCIPAL SHAREHOLDERS:                          No. of Shares of Global
   ---------------------------                          -----------------------

   -----------------------------------------
   Neal A. Stubbs                (P)                         1,852,668

   -----------------------------------------
   Richard E. Wiles              (P)

   -----------------------------------------
   Shari Wiles                   (P)                           842,084

   -----------------------------------------
   Thomas H. Hebert              (P)                           866,667

   -----------------------------------------
   Eugene L. Cornett, Jr.        (P)

   -----------------------------------------
   Belinda J. Cornett            (P)                           842,083

   THE SHAREHOLDERS:                                   No. of Shares of Global
   ----------------                                    -----------------------

   Cay-Lite Corporation, BWI

   By:
      -------------------------------------
      Its   Representative                                      200,000


   -----------------------------------------
   Jacques Bobbe

   -----------------------------------------
   Reidun Bobbe                                                  75,000

   -----------------------------------------
   Roger Rendall                                                 66,667

   -----------------------------------------
   Rudolph G. Heinsch                                            66,667

   -----------------------------------------
   Ali E. Al-Matrood                                             16,667

   -----------------------------------------
   Olle Wennerlind                                               4,000

   -----------------------------------------
   Drew Skogman                                                 28,500

   -----------------------------------------
   Kyle Skogman                                                 25,500

   -----------------------------------------
   Erick J. Skogman                                             25,500

   -----------------------------------------
   Gary Skogman                                                 25,500

   THE SHAREHOLDERS:                                   No. of Shares of Global
   ----------------                                    -----------------------

   Skogman Construction Company of Iowa

   By:
      --------------------------------------
      Its                                                       32,000
         -----------------------------------


   -----------------------------------------
   Richard A. Siders                                            13,000

   -----------------------------------------
   William Keith Glaze                                          25,000

   -----------------------------------------
   Brian Thomas Hebert                                          20,000

   -----------------------------------------
   Richard T. Hines                                             10,000

   -----------------------------------------
   Kyle G. Kennedy                                              10,000

   -----------------------------------------
   Ronald J. Weber                                              10,000

   -----------------------------------------
   Robert L. Wiles                                               8,333

   -----------------------------------------
   Jerry A. Wooten                                               3,500

   -----------------------------------------
   Janet S. Herz                                                 3,500

   -----------------------------------------
   William R. Grace                                              6,000

   THE SHAREHOLDERS:                                   No. of Shares of Global
   ----------------                                    -----------------------
   -----------------------------------------
   Timothy W. Hebert                                            11,500

   -----------------------------------------
   Carnick A. Markarian                                          5,000

   -----------------------------------------
   John Anderson                                                 7,332

   -----------------------------------------
   Tina M. Fujita

   -----------------------------------------
   Soji Fujita                                                   2,000

   -----------------------------------------
   Robert C. Vancura                                            20,000

   -----------------------------------------
   Rowena M. Zebreski                                            6,332


   Benefit Solutions, Inc. 401-K Profit Sharing Plan,
   FBO David Lansing

   By:
      -----------------------------------------------
      David J. Lansing or Gregory Dunn, Trustees                30,000


   -----------------------------------------
   David J. Lansing                                             22,500

   -----------------------------------------
   John C. Watson                                               16,667